COMPREHENSIVE CARE CORPORATION

 SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT


     THIS SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT
("Purchase Agreement") is made and entered into as of this 5th day of January, 1995, by and among COMPREHENSIVE CARE
CORPORATION, a Delaware corporation (the "Company"), and the persons whose names appear on the signature pages hereof
(hereinafter collectively called the "Purchasers").


              R E C I T A L S:

     A. The Company desires to obtain financing by issuance of its Two (2) Year Secured Convertible Notes
(individually "Note" or collectively the "Notes") which are the subject of this Purchase Agreement; and

     B. The Company owns certain real property in the County of Arapahoe, State of Colorado, and Care Unit Hospital of Ohio, Inc., an Ohio corporation and a wholly-owned subsidiary of the Company ("CUHO"), owns certain real property in the County of Hamilton, State of Ohio, respectively, and in order to induce the Purchasers to purchase the Notes, and so that the Company and CUHO will receive financial and other benefits from the sale of Notes, the Company shall, and shall cause CUHO to, secure the obligations of the Company under the Notes with the said real property which is more particularly described elsewhere in this Purchase Agreement; and

     C. The Purchasers desire to acquire the Notes on the terms and conditions set forth herein.

             A G R E E M E N T:

     NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATIONS,
IT IS AGREED as follows:

     1. Issue of Notes. Subject to the terms and conditions hereof, the Company has authorized the issue of:

                    (i)  $2,000,000 aggregate
     principal amount of its Notes due January 9, 1997, to be issued substantially in the form attached hereto as Exhibit A for delivery at the office of Ryback Management, 7711 Carondelet Avenue, Suite 700, St. Louis, Missouri 63105, against payment to the Company of $2,000,000 by wire transfer in same day or next day funds. The term "Notes" or "Note" as used herein shall include the Notes originally issued pursuant to the provisions of this Purchase Agreement and any promissory notes delivered in substitution or exchange therefor. The Notes will bear interest, be payable and mature at the time and under the terms and conditions specified therein. The Notes will be convertible into shares of the Company's Common Stock at the rate of $6.00 face value of the Notes for each share of the Company's Common Stock, all as provided in the Notes.

                    (ii) The issuance of up to
     400,000 shares of Common Stock (which number may be adjusted as provided in the Notes) upon conversion of the Notes in accordance with their terms has been authorized and reserved for issuance by the Company. Notwithstanding any other term or provision hereof, the aggregate maximum amount of Notes that may be converted will be the amount which would result in the issuance of 400,000 shares of Common Stock upon conversion of Notes. The limitation shall be effected in the manner described below immediately upon and following receipt by the Company or its conversion agent of conversion notices resulting in aggregate conversions, aggregated with all previous conversion notices received, that would, except for this limitation, exceed 400,000 shares. Priority in right to convert Notes shall be given on a first to give Notice basis. Notices of conversion received on the same business day that in total would exceed the limitation shall each be deemed to be automatically reduced pro rata on the basis of the relative amounts elected to be converted. This 400,000 shares limitation is subject to analogous adjustments in the events and in the manners described in this Purchase Agreement or the Notes of the numbers of shares issuable upon conversion (related reciprocally to conversion price adjustments) of the Notes.

     2.   Representations and Warranties of the Company.
The Company represents and warrants that:

          2.1  The Company is a corporation duly
organized and validly existing in good standing under the laws of the State of Delaware, and duly qualified to do business and in good standing as a foreign corporation in the State of California and the State of Colorado, with full power and authority, corporate and otherwise, to enter into and perform this Purchase Agreement, to borrow hereunder, and to make, execute and deliver the various instruments and documents provided for herein; and CUHO is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio, with full power and authority, corporate and otherwise, to enter into and perform this Purchase Agreement, to borrow hereunder, and to make, execute and deliver the various instruments and documents provided for herein.

          2.2  The execution, delivery and performance
by the Company of this Purchase Agreement, and the making, execution and delivery by the Company of the instruments contemplated hereby, have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree, or of its Certificate of Incorporation or Bylaws, or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument to which it is a party, or by which it or its property may be bound or affected. Each of this Purchase Agreement and the Notes is a valid and binding obligation of the Company, enforceable in accordance with its respective terms.

          2.3  Except as set forth in a Schedule
attached hereto, (a) there are no material lawsuits or proceedings pending, or, to the Company's knowledge, threatened against or affecting the Company and (b) there are no proceedings before any governmental commission, bureau or other administrative agency pending, or, to the Company's knowledge, threatened against the Company.

          2.4 The authorized capital of the Company is 12,500,000 shares of Common Stock, $0.01 par value per share, of which approximately 2,200,000 are issued and outstanding, and 60,000 shares of Preferred Stock, $50.00 par value per share, of which no shares are issued and outstanding. There are no shares of Common Stock reserved for issuance for options, warrants or conversion of convertible securities, except as listed on a Schedule hereto.

          2.5  The Company's subsidiaries are as set
forth in a Schedule attached hereto.

          2.6  The minute books of the Company have
been properly kept and reflect all transactions entered into by the Company which require submission to or action by the stockholders or directors of the Company.

          2.7  Any and all licenses and approvals
required by the Company for the conduct of its business have been obtained from the federal, state, or local authorities concerned, all of which are in good standing.

          2.8  The shares of Common Stock initially
issuable upon conversion of the Notes have been duly authorized and at all times prior to such conversion will have been duly reserved for issuance upon such conversion and, when so issued, will be validly issued, fully paid and nonassessable.

          2.9  Except for any applicable requirements
of state securities laws (as to which no representations or warranties are made), no governmental permit, consent, approval or authorization is required in connection with (i) the execution and delivery of this Purchase Agreement by the Company or (ii) the offer, sale, issuance and delivery of the Notes contemplated hereby by the Company; provided that, all representations made to the Company by the Purchasers in this Purchase Agreement and in any other document or instrument delivered in connection herewith are assumed for purposes of this representation and warranty to be accurate and complete.

          2.10 Included in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994 are the consolidated balance sheets of the Company at May 31, 1994 and May 31, 1993, and the consolidated statements of operations, cash flows and stockholders' equity for the year ended May 31, 1994, with the report thereon of Arthur Andersen & Co., independent accountants. Included in the Company's Quarterly Reports on Form 10-Q for the quarter ended August 31, 1994 are the unaudited consolidated balance sheets of the Company as of such dates, the unaudited consolidated statements of operations for the three-month periods ended on such dates and for the corresponding prior year periods, and the unaudited consolidated statements of cash flows for the three-month periods ended on such dates and for the corresponding prior year periods.

          2.11 None of the Company's reports and
filings with the Securities and Exchange Commission ("SEC") contained a misstatement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they were made or omitted, not misleading.

          2.12 The Company Common Stock is traded on
The New York Stock Exchange, Inc. ("NYSE"). No assurance is made as to any future NYSE listing of shares of Common Stock, whether issuable on conversion of Notes or otherwise outstanding.

          2.13 The proceeds received by the Company from the Notes will be applied to payment in partial settlement of outstanding federal income tax liabilities and other general corporate purposes.

          2.14 A portion of the proceeds of the sale of Notes shall be used for the benefit of CUHO, and CUHO derives a financial or other advantage from the sale of Notes to the Purchasers.

     3. Representations of Each of the Purchasers. This Purchase Agreement is made with Purchasers by the Company in reliance upon the Purchasers' representations to the Company, which by Purchasers' acceptance hereof, Purchasers confirm, severally and not jointly, except as indicated herein, that
(a) Purchasers are acquiring the Notes to be delivered for their own account and not for the beneficial interest of any other person, and not with a view to the distribution thereof, and that Purchasers will not distribute, sell or otherwise dispose of the Notes or any of the shares of Common Stock of the Company issuable upon conversion of the Notes except as permitted under the Securities Act of 1933, as amended (the "Act"), the General Rules and Regulations thereunder, and all applicable State "Blue Sky" laws; (b) Purchasers have been afforded access to information and have been informed fully concerning the Company, its financial condition and business prospects; (c) Purchasers' financial circumstances are such as to permit Purchasers to make this investment without having a present intention or need to liquidate their investment and Purchasers also severally acknowledge their awareness that their investment is subject to substantial risk of loss;
(d) Purchasers severally confirm further that they have been advised that neither the Notes nor the Common Stock issuable upon the conversion thereof have been registered under the Act, and that, accordingly, such Notes and shares of Common Stock will be what is commonly known as "restricted securities," and are not freely transferrable by Purchasers except pursuant to an exemption from registration under the Act, such as Rule 144, the substance of which has been explained to Purchasers; and
(e) that substantially the following legends shall be placed on the Notes (and any Shares of Common Stock issuable upon conversion thereof):

          THE SECURITIES REPRESENTED BY THIS NOTE HAVE
          BEEN ACQUIRED FOR INVESTMENT IN A TRANSACTION
          EXEMPT FROM REGISTRATION UNDER THE SECURITIES
          ACT OF 1933, AS AMENDED, PURSUANT TO
          SECTION 4(2) OF SAID ACT AND NOT WITH A VIEW TO
          OR IN CONNECTION WITH THE DISTRIBUTION THEREOF.
          NEITHER THIS NOTE NOR THE SECURITIES ISSUED UPON
          CONVERSION HEREOF MAY BE OFFERED FOR SALE OR
          SOLD OR OTHERWISE DISPOSED OF EXCEPT UPON
          COMPLIANCE WITH SAID ACT AND AS PERMITTED BY THE
          PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE
          AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF
          THE COMPANY.

     4. Transfer by Each of the Purchasers. Neither the Notes to be purchased by Purchasers, nor any interest therein, shall be sold, transferred, assigned, or otherwise disposed of, unless the Company shall previously have received an opinion of counsel knowledgeable in federal securities law, in form and substance satisfactory to the Company and accompanied by such supporting documents as the Company may reasonably request, to the effect that registration under the Act is not required in connection with such disposition pursuant to the Act or the General Rules and Regulations thereunder. The Notes and the certificates evidencing the shares of Common Stock issued upon conversion of the Notes shall bear a conspicuous notation, substantially as provided above, setting forth the restrictions on transfer herein set forth.

     5.   Registration.

          5.1  (a)  Incidental Registration.  The
Company will notify Purchasers of any proposed filing of a registration statement at least thirty (30) days prior to each time that the Company proposes to file such registration statement covering shares of its Common Stock other than (i) a registration statement for the purpose of registering employees' stock options or plans or employees' stock purchase or other such director or employee plans on Form S-8 or its equivalent, or (ii) a registration statement filed in connection with a business combination, and will include in not more than two (2) such registration statements any Common Stock issued to Purchasers upon conversion of the Notes which Purchasers request to have so registered, by notifying the Company not later than ten (10) days after the receipt by Purchasers of the Company's notice. If any Purchaser requests such registration, all of the Purchasers shall be entitled to register such number of their shares of Common Stock at that time as they shall specify in writing to the Company, subject to reduction on a pro rata basis if in the reasonable judgment of the Company or its underwriter or investment banker the inclusion of more shares could reasonably be expected to threaten the success of the registration.

               (b)  Demand Registration.  If the
Company has not instituted registration procedures within the period ending one hundred eighty (180) days after the date of this Purchase Agreement and which afford the Purchasers an opportunity to include their shares in such registration proceedings, the Purchasers shall be entitled to demand a registration with the SEC of some or all of their shares. The demand must be made by the holders of not less than one-half of the shares originally issued and/or issuable under the Notes. The obligations of the Company and of the Purchasers in connection with any demand registration shall be as set forth in Section 5.1(c) below.

               (c)  Terms of Registrations.  The
foregoing rights and duties shall be subject to the following terms and conditions:

                    (i)  The Company's duty to
     notify the Purchasers and to include any Purchaser's
     Common Stock in any such registration statement pursuant to an incidental registration under Section
     5.1(a) shall cease after any of the Purchasers' Common
     Stock has been included in any two (2) effective registration statements, including any pursuant to
     Section 5.1(b).

                    (ii) The Company shall bear
     the cost of any registration statement and the incremental expense of including therein any of the Purchasers' Common Stock pursuant to this Section 5.1, except that Purchasers shall bear the following expenses ratably applicable to each Purchaser's Common
     Stock: any underwriting discount or brokerage commissions, SEC or NYSE or "Blue Sky" filing or similar fees, securities transfer taxes, if applicable, and the Purchaser's own legal expenses.

                    (iii)     The Company will use its
     best efforts to cause such registration statement to become effective under the Act; provided, however, that if any securities being sold directly by the Company are included in such registration statement, the Company may at its discretion elect not to proceed with such registration statement or to withdraw such registration statement after it has been filed but before it becomes effective under the Act without regard to whether the registration statement also includes any of Purchasers' Common Stock. In the event that any such registration is terminated by the Company prior to effectiveness, such registration shall not be counted as one of the two (2) registration statements under which a Purchaser is entitled to include shares of Common Stock hereunder.

                    (iv) If such registration
     statement relates to an underwritten public offering of the Company's Common Stock for cash and the underwriters or managing underwriters of such proposed offering determine in good faith that the marketability of the underwritten Company's Common Stock so requires, Purchasers' Common Stock which has been included in the registration statement pursuant to this section shall not be offered or sold to the public for such period up to sixty (60) days from the effective date of the registration statement, as such underwriters shall specify in writing. Nothing herein shall require Purchasers to offer such securities through any such underwriter.

          5.2  The Company's obligations to Purchasers
shall require it to use its best efforts to cause any such registration statement to be prepared in accordance with the Act and filed in an expeditious manner with due regard for continuity of the ordinary and necessary business operations of the Company. In connection with any requests pursuant to
Section 5.1, the Company will (i) use its best efforts to permit a lawful distribution by Purchasers in the manner specified by Purchasers; (ii) use its best efforts to qualify or otherwise "blue sky" the proposed offering by Purchasers in California, New York, Missouri, and not more than two (2) additional jurisdictions agreed upon by the holders of the majority of the shares included in the registration statement; provided, however, if such offering is underwritten by an underwriter, the Purchasers' shares shall also be "blue skied" in all states covered by the underwriting; and provided, further, that nothing herein contained shall require the Company to qualify as a foreign corporation in a jurisdiction in which it is not presently qualified or to become licensed as a securities broker or dealer in any jurisdiction; (iii) use its best efforts to obtain approval for listing the shares included in the registration statement on the NYSE, the other principal exchange, or the principal trading market or quotation system upon which shares of Company Common Stock are then traded; (iv) provide Purchasers with a reasonable number of registration statements and prospectuses (including amendments and revisions) requested by Purchasers; and (v) use its best efforts to have such prospectuses meet the requirements of Section 10(a) of the Securities Act of 1933, as amended. The Company shall use reasonable efforts to cause any effective registration statement which includes Purchasers' Common Stock to remain effective for a period of at least ninety (90) days. Provided, however, in the event of a deferral in the inclusion of Purchasers' Common Stock, as provided in Section 5.1(c)(iv), such minimum period of ninety
(90) days shall be extended by the period of such deferral.

          5.3  The Company's obligations under this
Section 5 are conditioned upon its being furnished by Purchasers with detailed descriptions of Purchasers, their Common Stock to be covered in the requested registration statement, their proposed method of distribution, and such other relevant information and undertakings as may be required. If any Purchaser or Purchasers do not furnish the requisite information, shares of such Purchasers need not be included in the registration statement. However, this shall not affect the right of the other Purchasers hereunder to have their shares included within the registration statement.

          5.4  Anything herein to the contrary
notwithstanding, if the Company receives a request pursuant to
Section 5.1 hereof and believes, in good faith, that registration under the Act is not required in order to permit the proposed sale or other disposition of such Common Stock covered by such request either because it reasonably believes it can obtain a "no-action letter" from the SEC permitting the proposed transactions without registration under the Act or it is not required by reason of Rule 144(k) or otherwise, within ten (10) days after receiving such request it will so notify Purchasers in writing and proceed diligently with Purchasers' cooperation to seek to obtain such "no-action letter" or opinion of counsel, as the case may be; provided, however, that if such "no-action letter" or an opinion of counsel reasonably satisfactory in form and substance to Purchasers and Purchasers' counsel (who must be knowledgeable in federal securities law) is not obtained and submitted to Purchasers within thirty (30) days from the date on which Purchaser made a request pursuant to Section 5.1 hereof, the Company shall diligently proceed to comply with such request in accordance with the terms hereof, without the imposition on Purchasers of an incremental registration expense occasioned by such delay.

          5.5  In connection with any registration
statement pursuant to this Section 5, Purchasers shall severally and not jointly indemnify and hold harmless the Company and each person (if any) who controls the Company within the meaning of Section 15 of the Act from and against all losses, claims, damages and liabilities to which the Company or any of them may be subject, actually or allegedly caused by any untrue or allegedly untrue statement of a material fact contained in any such registration statement or related prospectus or actually or allegedly caused by an omission to state therein a material fact actually or allegedly required to be stated therein or necessary to make the statements therein not misleading, which statement or omission shall have been made in reliance upon and in conformity with written information furnished to the Company by Purchasers on Purchasers' behalf specifically for use in connection with such registration statement. Reciprocally, the Company hereby agrees to indemnify and hold harmless Purchasers, any broker or other person who may be deemed an underwriter for Purchasers and each person (if any) who controls the Purchasers or Purchasers' underwriter within the meaning of Section 14 of the Act, from and against all losses, claims, damages and liabilities to which such parties or any of them may be subject, actually or allegedly caused by any untrue or allegedly untrue statement of a material fact contained in any such registration statement or related prospectus or actually or allegedly caused by any omission to state therein a material fact actually or allegedly required to be stated therein or necessary to make the statements therein not misleading, except insofar as such statement or omission shall have been made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchasers specifically for use in connection with such registration statement.

               (a)  The foregoing indemnity shall
     include reimbursements for any legal or other expenses incurred by the indemnified party or any director, officer or controlling person, as defined above, in connection with investigating or defending any such loss, damage, claim, liability or action.

               (b)  Promptly after receipt by an
     indemnified party under this Section 5.5 of notice of commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it or him, as the case may be, from any liability to any indemnified party otherwise than under this Section 5.5 except to the extent that the failure to so notify such party adversely affected the indemnifying party. In case any such action is brought against any indemnified party and it or he notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent desired, jointly, with any other indemnifying party similarly notified, assume the defense and control the settlement thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party as to its or his election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
     Section 5.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable cost of investigation.

               (c)  The Company and Purchasers each
     have the right to make a reasonable investigation of the information contained in any registration statement covered by this Section 5 to confirm its accuracy, subject, however, to the obligation of each Purchaser to keep in confidence any information derived until such time as the information is filed with the SEC.

          5.6  To the extent transfers of the Notes or
Common Stock are permitted pursuant to Section 4 hereof, Purchasers may transfer, assign or otherwise dispose of their rights under this Section 5, as a whole or in part, to one or more parties; but no such action by Purchasers shall increase or otherwise affect the nature or extent of the Company's obligations provided in this Section.

     6.   Right to Redeem; Notices to Trustee.

               (a)  The Company, at its option at any
     time, may redeem the Notes, in whole or in part, at any time prior to maturity for cash at a redemption price as provided herein. From the date of the Notes to and including the first anniversary of the date of the Notes, the redemption price shall be an amount equal to 120% of the outstanding face amount of the Notes being redeemed. After the first anniversary of the date of the Notes to and including the second anniversary of the date of the notes, the redemption price shall be an amount equal to 110% of the outstanding face amount of the Notes being redeemed. If the Company elects to redeem Notes, it shall notify the holders of the Notes in writing of the redemption date, the principal amount of Notes to be redeemed, the redemption price and the paying agent, if any. The Company shall give the notice provided for in this Section at least 30 days before the redemption date. Any partial redemption shall be allocated among the then outstanding Notes pro rata on the basis of the then unpaid principal amount of each of such Notes.

               (b)  Once notice of redemption is
     mailed, Notes called for redemption become due and payable at 4:01 P.M. Los Angeles time on the redemption date and at the redemption price. Upon surrender to the Company or its paying agent, such Notes shall be paid at the redemption price, plus accrued interest to the redemption date.

               (c)  On or before the redemption date,
     the Company shall deposit into a segregated trust account or with a paying agent money sufficient to pay the redemption price of and (unless the redemption date is an interest payment date) accrued interest on all Notes to be redeemed on that date other than any Notes called for redemption on that date which have been converted prior to the date of such deposit. The paying agent shall return to the Company any money not required for that purpose because of conversion of Notes.

               (d)  Upon surrender of a Note that is
     redeemed in part, the Company shall issue the holder of the Note a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     7. Hypothecation of Notes. The Company expressly agrees that any of the Purchasers may pledge, assign or otherwise hypothecate any of the Notes acquired hereby to any other Purchaser.

     8. Security. The Notes shall be secured by a deed of trust on certain real property, as more particularly described in a Schedule attached hereto, located in Arapahoe County, Colorado ("Deed of Trust") and a mortgage on certain real property located in Hamilton County, Ohio ("Mortgage"), each in substantially the form and substance attached as a Schedule hereto. The priority of the Deed of Trust as a first deed of trust on the property thereby encumbered and the priority of the Mortgage as a first mortgage on the property thereby encumbered shall be insured by ALTA lender's policies of title insurance issued by Chicago Title Insurance Company subject only to the title exceptions identified in the title commitments attached as a Schedule hereto.

     9. Relative Priorities. All Notes shall rank equally and ratably with each other. Except to the extent of the security provided by the Deed of Trust and the Mortgage, the Notes shall rank on a parity with all other unsecured general obligations of the Company.

     10. Waiver of Usury Defense. The Company agrees that it will not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and will actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the interest rate on the Notes violates present or future usury or other laws relating to the interest payable on any debt and will not otherwise avail itself (and will actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

     11.  Choice of Law and Venue; Jury Trial Waiver

     THE VALIDITY OF THIS PURCHASE AGREEMENT, ITS
CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MISSOURI. THE COMPANY AND EACH PURCHASER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION. THE COMPANY AND EACH PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE PURCHASE AGREEMENT OR THE NOTES OR ANY OF THE AGREEMENTS, DOCUMENTS, INSTRUMENTS AND TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY AND EACH PURCHASER REPRESENTS FOR ITSELF THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A NON-JURY TRIAL BY THE COURT.

     12. Environmental Condition. None of the real properties or assets subject to the Deed of Trust or the Mortgage (the "Real Property") has ever been used by the Company or CUHO or, to the best of the Company's or CUHO's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Real Property has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by the Company or CUHO. The Company and CUHO have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by the Company or CUHO resulting in the releasing or disposing of Hazardous Materials into the environment. "Hazardous Materials" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity"; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

     13.  Licenses and Permits.   All material licenses,
permits and consents and similar rights required from any Federal, state or local governmental body for the ownership, construction, use and operation of the businesses or properties now owned or operated by the Company or CUHO at the Real Property have been validly issued and are in full force and effect, and each of the Company and CUHO is in compliance, in all material respects, with all of the provisions thereof and none of such licenses, permits or consents is the subject of any pending or, to the best of the Company's or CUHO's knowledge and belief, threatened proceeding for the revocation, cancellation, suspension or non-renewal thereof.

     14.  Governmental Authority.  No consent,
authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required (i) for the grant by the Company and CUHO of the security interest in the Real Property contemplated hereby or for the execution, delivery or performance of this Purchase Agreement, the Notes and the Deed of Trust by the Company or the execution, delivery or performance of the Mortgage by CUHO, or (ii) for the perfection of such security interests as are granted thereby.

     15. Notices. Any notice or demand required or desired to be given to or served upon the Company or Purchasers in connection herewith shall be in writing and deemed to have been sufficiently given or served for all purposes when delivered in person or when deposited in the United States mails, certified or registered, postage prepaid, if to the Company, addressed or delivered as follows:

          If to the Company:       Comprehensive Care
Corporation
                              16305 Swingley
Ridge Drive, Suite 100
                              Chesterfield,
Missouri  63017
                              Attention:
Secretary

          If to the Purchasers:         Lindner Bulwark
Fund, Inc.
                              c/o Ryback
Management
                              7711 Carondelet
Avenue, Suite 700
                              St. Louis,
Missouri  63105
                              Attention:  Larry
Callahan

              Principal Amount
                  of Notes
Purchased        Purchasers:

               $             2,000,000.00     Lindner
Bulwark Fund, Inc.
               $             2,000,000.00     Total

or, if any other address shall at any time be designated by the Company or by the Purchaser in writing in conformance with the provisions hereof, to such other address.


16.  Parties in Interest.  All the terms and
provisions of this Purchase Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, other than purchasers of Common Stock sold to the public pursuant to Section 5 hereof.

  17. Section and Other Headings. Section and other headings herein are for reference purposes only, and shall not be used in any way to govern, limit, modify, construe or otherwise affect this Purchase Agreement.

  18. Counterparts. This Purchase Agreement may be executed with each Purchaser in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed but one and the same instrument.

  19. Attorneys' Fees. In the event of any suit or action arising out of an Event of Default under this Purchase
Agreement or the Notes issued hereunder, the Purchasers shall be entitled to reasonable attorneys' fees and costs of suit.

  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by the undersigned persons thereunto duly authorized.

                           "Company"

                           COMPREHENSIVE CARE
CORPORATION

                           By:/S/ Chriss W.
Street
                                Chriss W.
                                Street,
                                Chairman
                                of the
                                Board,
                                Chief
                                Executive
                                Officer
                                and
                                President

                           "Purchasers"



                           LINDNER BULWARK
FUND, INC.



                           By:  /S/ Larry
Callahan

                                Its:
Vice President







                           By:

                                Its:
                  EXHIBIT A
                     TO
 SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT


  INCORPORATED BY REFERENCE TO THE ATTACHED
       COMPREHENSIVE CARE CORPORATION
          SECURED CONVERTIBLE NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO SECTION 4(2) OF SAID ACT AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE DISTRIBUTION THEREOF. NEITHER THIS NOTE NOR THE SECURITIES ISSUED UPON CONVERSION HEREOF MAY BE OFFERED FOR SALE OR SOLD OR OTHERWISE DISPOSED OF EXCEPT UPON COMPLIANCE WITH SAID ACT AND AS PERMITTED BY THE PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.


                      COMPREHENSIVE CARE CORPORATION

                         SECURED CONVERTIBLE NOTE


                                        No.
1
                                        St.
Louis, Missouri

January 9, 1995


     FOR VALUE RECEIVED, the undersigned, COMPREHENSIVE CARE CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to Lindner Bulwark Funds, Inc. (the "Holder") or order, the principal amount of Two Million and no/100ths dollars ($2,000,000), such amount to be due and payable on January 9, 1997. Interest on the unpaid principal balance from the date hereof shall be payable quarterly commencing April 9, 1995, and on each July 9, October 9, January 9, and April 9, thereafter, at the rate of twelve and one-half percent (12-1/2%) per annum. Provided, however, that upon and during the continuance of an Event of Default under this Note, the Company shall pay an additional finance charge at the rate of two and one-half percent (2-1/2%) per annum.

     Provided, further, that the Company shall have the right to redeem all or a portion of the principal amount of this Note upon thirty (30) days' written notice to the Holder effective at any time on or prior to January 9, 1996 at a price equal to 120% of the principal amount of the Note being redeemed, and the right to redeem all or a portion of the principal amount of this Note upon thirty (30) days' written notice to the Holder effective at any time on or after the first anniversary and prior to the second anniversary of the date of this Note at a price equal to 110% of the principal amount of the Note being redeemed.

     Payments of principal and interest shall be made in lawful money of the United States of America, at the principal office of the Holder or at such other place as the Holder hereof shall have designated to the Company in writing.

     This Note is secured by a deed of trust of even date herewith encumbering certain real property in the County of Arapahoe, State of Colorado ("Deed of Trust"), and a mortgage of even date herewith encumbering certain real property in the County of Hamilton, State of Ohio ("Mortgage").

     This Note is made pursuant to a certain Secured
Convertible Note Purchase Agreement dated as of January 5, 1995 (the "Purchase Agreement") between the Company and the Purchasers named therein, and the Holder hereof is entitled to the benefits of the Purchase Agreement and may exercise the remedies provided for thereby or otherwise available in respect thereof, in case of any material breach thereof by the Company. (This Note and other Notes identical in terms (except for name and face amount) issued to Holder and to other Holders who are parties to said Agreement, are hereinafter collectively called the "Notes".) In case of an Event of Default, as defined herein, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner provided herein.

     This Note is issued subject to the following additional terms and conditions:

     1.   Conversion.

               (a)  Subject to any limitations
expressly provided in the Purchase Agreement, any holder of this Note will have the right at its option at any time to and including the date on which the principal amount of and interest on this Note is paid in full to convert, subject to the terms and provisions hereof, all or a portion of the principal amount of this Note, into shares of the Company's Common Stock, $.01 par value per share, at the conversion price hereinafter provided.

               (b)  To convert this Note, in whole or
in part as provided herein at the Holder's election, the Holder hereof shall surrender this Note and give written notice to the Company of his intention to convert, stating the portion of the Note that is to be converted and the name and address of each person in whose name a share or shares of stock issuable upon such conversion is to be registered. If requested by the Company, said Holder shall also deliver to the Company a statement of each such person in whose name shares are to be registered that such person intends to acquire such shares for investment and not with a view to the distribution thereof.

               (c)  As promptly as practical after the
surrender and giving of notice to convert as herein provided, the Company shall (i) pay the Holder the amount of accrued and unpaid interest on this Note to the date on which such conversion is made or deemed made, as hereinafter provided in subparagraph 2(b) hereof; and (ii) deliver or cause to be delivered at its office or agency maintained for that purpose to or upon written order of the Holder of the Note certificates representing the number of fully paid and nonassessable shares of Common Stock of the Company into which said Note is converted and, in the event of partial conversion, a new Note in an aggregate principal amount equal to the unconverted portion of said Note, dated as of the date to which interest has been paid, and if no interest has been paid, dated as of the date of the Note converted in part, and in all other respects identical to the Note converted. The Company shall have the right to imprint upon such certificates the legend set forth in Section 3 of the Purchase Agreement.

               (d)  The conversion price for each share
of Common Stock issuable pursuant to the conversion of the Note shall be six dollars ($6.00) per share payable in lawful money of the United States of America and shall be adjusted as provided in
Section 3.6 hereof, and as provided below (hereinafter called the "Conversion Price").
     2.   Reservation of Shares.

               (a)  The Company covenants and agrees
that it, concurrently with issuance of the Notes, shall have reserved and shall at all times thereafter reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuing such shares upon the conversion of the Notes, the full number of shares of Common Stock deliverable upon the conversion of all Notes, subject to the aggregate limitation provided in the Purchase Agreement. The Company covenants and agrees that the shares of its Common Stock delivered upon conversion of the Notes shall at the time of delivery of the certificates for such shares of Common Stock, be validly issued and outstanding and fully paid and nonassessable shares of Common Stock. The Company further covenants and agrees that it will pay when due and payable any and all Federal and state original issue taxes which may be payable in respect of the issue of the Notes or any shares of Common Stock upon the conversion of Notes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Notes or the issuance or delivery of certificates for Common Stock upon the conversion of any Notes, all such tax being payable by the Holder of such Notes at the time of surrender.

               (b)  Each person in whose name any
certificate for shares of Common Stock is issuable upon the exercise of this Note shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Note was duly surrendered and notice of conversion was given; provided, however, that if the date of such surrender and notice is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next prior business day on which the stock transfer books of the Company are open.

     3.   Adjustments to Conversion Price.

          3.1 In case the Company shall at any time or from time to time after the date of issuance of the Notes issue any additional shares of Common Stock (or any security convertible into shares of Common Stock or any rights or options to purchase shares of Common Stock as provided in Section 3.3(c) below) for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such additional shares, or without consideration, then, and thereafter successively upon each such issuance, the Conversion Price in effect immediately prior to the issuance of such additional shares shall forthwith be reduced to a price determined by dividing:

               (a)  An amount equal to the sum of
(i) the number of shares of capital stock outstanding immediately prior to such issuance multiplied by the then existing Conversion
Price, plus (ii) the consideration, if any, received by the Company upon such issuance, by

               (b)  The total number of shares of
capital stock outstanding immediately after the issuance of such additional shares.

          3.2 The Company shall not be required to make any adjustment of the Conversion Price in accordance with
Section 3.1 if the amount of such adjustment shall be less than $.01, but in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment of the Conversion Price which, together with all adjustments thereof so carried forward, shall amount to not less than $.01.

          3.3  For the purpose of adjustments under
Section 3.1, the following provisions shall also be applicable:

               (a)  In the case of the issuance of
additional shares of capital stock for cash, the consideration received by the Company therefor shall be deemed to be the net cash proceeds received for such shares without deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such shares.

               (b)  In case of the issuance (otherwise
than upon conversion of Notes or exchange of shares of capital stock) of additional shares of capital stock for a consideration other than cash or a consideration a part of which shall be other than cash, the amount of the consideration shall be determined by the Board of Directors of the Company.

               (c)  In the case of the issuance by the
Company after the date of issuance of the Notes, of any security that is convertible into shares of capital stock or any rights or options to purchase shares of Common Stock, (i) the Company shall be deemed to have issued the maximum number of shares of capital stock deliverable upon the exercise of such rights or options or upon conversion of such securities and (ii) the consideration therefor shall be deemed to be the sum of (x) the consideration received by the Company for such convertible securities or for such other rights or options as the case may be, without deducting therefrom any expenses or commissions incurred or paid by the Company for any underwriting or issuance of such convertible security or right or option, plus (y) the consideration or adjustment payment to be received by the Company in connection with such conversion, plus (z) the minimum price at which shares of capital stock are to be delivered upon the exercise of such rights or options, or, if no minimum price is specified and such shares are to be delivered at the option price related to the market value of the subject shares, an option price bearing the same relation to the market value of the subject shares at the time such rights or options were granted, provided that as to such options such further adjustment as shall be necessary on the basis of the actual option price at the time of exercise shall be made at such time if the actual option price is less than the aforesaid assumed option price. Except as above stated, no further adjustment of the Conversion Price shall be made as a result of the actual issuance of the shares of capital stock referred to in this subparagraph (c).

               (d)  For the purpose hereof, any
additional shares of capital stock issued as a stock dividend shall be deemed to have been issued for no consideration.

               (e)  The number of shares of capital
stock at any time outstanding shall include (i) all outstanding common stock of the Company, and (ii) the aggregate number of shares deliverable in respect of the convertible securities, rights and options referred to in subparagraph (c) of this
Section 3.3, provided that, with respect to shares referred to in clause (i) of such subparagraph (c), to the extent that such options, warrants or conversion privileges are not exercised, such shares shall be deemed to be outstanding only until the expiration dates of the rights, options or conversion privilege or the prior cancellation thereof. Notwithstanding the foregoing, there shall not be taken into account, for the purpose of any computation made pursuant to Section 3.1, whether for the determination of the number of shares of capital stock issued or outstanding on or prior to any date, or otherwise: (i) any options, warrants, or rights to purchase shares of capital stock of the Company in existence on the date of issuance of the Notes,
(ii) any options, warrants, or rights for the purchase of shares of capital stock hereafter granted to any employee or director of the Company, including such grant with respect to any employees' or directors' stock option plan or stock purchase or other such plan or grant, provided that such options, warrants, grants and rights hereafter granted together with all other then outstanding options, warrants, grants and rights granted to employees do not in the aggregate provide for the issuance of more than 20% of the then outstanding shares of the capital stock of the Company,
(iii) the Company's Shareholder Rights Plan, or (iv) any shares of capital stock issued upon the exercise of any such options, warrants, or conversion rights.

          3.4  If at any time or from time to time the
Company shall by subdivision, consolidation or reclassification of shares, or otherwise, change as a whole, the outstanding shares of Common Stock into a different number or class of shares, the outstanding shares issuable upon conversion of each Note and the Conversion Price per share shall be proportionately and correspondingly adjusted.

          3.5  In case the Company shall declare a
dividend upon the capital stock payable otherwise than out of earnings or earned surplus and otherwise than in capital stock, the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of the capital stock, or in the case of any other dividend, to the fair value thereof per share of the capital stock as determined by the Board of Directors of the Company.
For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken, the date as of which the holders of capital stock of record entitled to such dividend are to be determined.

          3.6 Irrespective of any adjustments or changes in the Conversion Price or the number of shares of Common Stock actually issuable under the several Notes, the Notes shall continue to express the Conversion Price per share and the number of shares issuable thereunder as expressed in the Notes when initially issued.

          3.7  The Company shall give notice to the
Holder of any change in the Conversion Price under this Note and the method of calculation thereof. The Company shall give the Holder advance notice of any cash dividends, rights offerings and other transactions directly for the benefit of holders of Common Stock of the Company.

     4.   Merger.

     If, prior to the payment in full or conversion in full of the Notes, the Company shall at any time consolidate with or merge into another corporation, the Holder of each Note will thereafter be entitled to receive, upon the conversion thereof, the securities or property to which a holder of the number of shares of Common Stock then issuable upon the conversion of such Note would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that this Note (or a new Note issued by the succeeding company containing exactly the same terms as this Note) shall remain in effect and that the provisions of this Note shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter issuable upon the conversion of the Notes.
A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting principally of securities shall be deemed a consolidation or merger for the foregoing purposes.

     5.   Fractional Shares.

     The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the conversion of Notes, but in respect of any final fraction of a share it will make a payment in cash based on the then market value of the Common Stock as determined by the Company's Board of Directors.

     6.   Default.

     "Event of Default" whenever used herein means any one of the following events:

               (a)  Default in payment under this Note
or under any other loan instrument of the Company of: (i) any installment of interest when it becomes due and the continuance of such default for a period of fifteen (15) days after receipt of written notice to the Company of such default, or (ii) the principal when it becomes due;

               (b)  The entry of a decree or order by
any court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee (or similar official) of the Company or any substantial part of its property, and the continuance of such decree or order in effect for a period of ten (10) consecutive days;

               (c)  The institution by the Company of
proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer to consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of any receiver, liquidator, assignee, trustee (or similar official) for the Company or any substantial part of its property, or the making by it of any assignment for the benefit of creditors;

               (d)  Any default under the Deed of Trust
or the Mortgage; or

               (e)  The real property encumbered by the
Mortgage or the Deed of Trust is sold or transferred other than to an entity controlling, controlled by or under common control with the Company.

     In case of the occurrence of an Event of Default
(i) written notice thereof shall be given by the Company to the Holder of this Note and (ii) the entire unpaid principal amount of any Note together with any interest then unpaid shall immediately become due and payable at the option of the Holder thereof without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. In such case, any such Holder may proceed to protect and enforce his rights by a suit in equity, action at law, or other appropriate proceedings.

     In the event that an Event of Default, as defined above, necessitates legal action, the Company agrees to pay all costs and expenses thereof, including reasonable attorneys' fees and costs of suit and collection.

     7.   No Present Right as Stockholder on account of
Holding Note. No Holder of this Note shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the conversion hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Note, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matters submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive dividends or subscriptions rights or otherwise until the Note shall have been converted and the Common Stock issuable upon the conversion hereof shall have been come deliverable as provided herein.

     WITNESS the seal of the Company and the signature of its duly authorized officers.


COMPREHENSIVE CARE CORPORATION



By:
     Chriss W. Street, Chairman of the Board, Chief Executive
     Officer and President

ATTEST:




Kerri Ruppert, Secretary



[SEAL]